Exhibit 3.2

FOURTH AMENDED AND RESTATED TRUST AGREEMENT

OF

21SHARES POLKADOT STAKING ETF

Dated as of August 26, 2026

By and Among

21SHARES US LLC

CSC DELAWARE TRUST COMPANY

and

THE SHAREHOLDERS

FROM TIME TO TIME HEREUNDER

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TABLE OF CONTENTS (continued)

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TABLE OF CONTENTS (continued)

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21SHARES POLKADOT STAKING ETF
FOURTH AMENDED AND RESTATED TRUST AGREEMENT

This FOURTH AMENDED AND RESTATED TRUST AGREEMENT (this “Trust Agreement”) of 21SHARES POLKADOT STAKING ETF (the “Trust”) is made and entered into as of August 26, 2026, by and among 21SHARES US LLC, a Delaware limited liability company and sponsor of the Trust (the “Sponsor”), CSC DELAWARE TRUST COMPANY, a Delaware corporation, as trustee (the “Trustee”), and the SHAREHOLDERS from time to time hereunder.

RECITALS

WHEREAS, the Trust was formed on October 29, 2024 with the filing of a certificate of trust with the Secretary of State of the state of Delaware (the “Certificate of Trust”) and pursuant to a trust agreement (the “Original Trust Agreement”) made as of October 29, 2024, by and between the Sponsor and the Trustee, and that Amended and Restated Trust Agreement dated as of December 23, 2024 (the “First Amended and Restated Trust Agreement”);

WHEREAS, the Sponsor desired to change the name of the Trust;

WHEREAS, the Sponsor directed the Trustee to execute and file an amendment to the Certificate of Trust to change the name of the Trust to “21Shares Polkadot Trust” on December 19, 2024, which filing was ratified and approved;

WHEREAS, the Sponsor (i) further directed the Trustee to execute and file an amendment to the Certificate of Trust to change the name of the Trust to “21Shares Polkadot ETF” on September 16, 2025, which filing is hereby ratified and approved, and (ii) entered into a Second Amended and Restated Trust Agreement dated as of September 16, 2025 (the “Second Amended and Restated Trust Agreement”) to reflect the Trust’s new name;

WHEREAS, the Sponsor and the Trustee amended and restated the Second Amended and Restated Trust Agreement on March 4, 2026 by entering into the Third Amended and Restated Trust Agreement (the “Third Amended and Restated Trust Agreement”);

WHEREAS, the Sponsor directed the Trustee to execute and file an amendment to the Certificate of Trust to change the name of the Trust to “21Shares Polkadot Staking ETF” on August 25, 2026, which filing was ratified and approved;

WHEREAS, the Sponsor and the Trustee wish to enter into this Fourth Amended and Restated Trust Agreement;

NOW, THEREFORE, the Trustee and the Sponsor hereby amend and restate the First Amended and Restated Trust Agreement, dated March 4, 2026, in its entirety and agree to enter into this Fourth Amended and Restated Trust Agreement as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

Section 1.1 Definitions.

As used in this Fourth Amended and Restated Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“1940 Act” means the Investment Company Act of 1940, as amended.

“Additional Trust Expenses” has the meaning set forth in Section 6.7(b).

“Administrator” means a Person from time to time engaged by the Sponsor to assist in the administration of the Shares.

“Administrator Fee” means the fee payable to the Administrator for services it provides to the Trust, which the Sponsor shall pay the Administrator as a Sponsor-paid Expense.

“Affiliate” means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

“Aggregate Basket Deposit” means, with respect to any Creation Order or Redemption Order, the applicable Basket Deposit multiplied by the number of Creation Baskets or Redemption Baskets, as specified in the applicable Creation Order or Redemption Order.

“Authorized Participant” means a Person that (i) is a registered broker-dealer, (ii) has entered into an Authorized Participant Agreement with the Sponsor and the Trust, and (iii) has access to an Authorized Participant Wallet.

“Authorized Participant Agreement” means an agreement among the Trust, the Sponsor and an Authorized Participant, pursuant to which the Authorized Participant will act as authorized participant of the Trust in connection with Creation Baskets and Redemption Baskets.

“Authorized Participant Wallet” means, with respect to any Authorized Participant, a DOT wallet address known to the DOT Custodian as belonging to such Authorized Participant.

“Basket” means a block of 10,000 Shares used by the Trust to issue or redeem Shares.

“Basket Deposit” means the total cash deposit amount required to create each Basket.

“Benchmark Provider” means FTSE International Limited.

“BOI Report” has the meaning set forth in Section 13.13.

“Business Day” means, with respect to the Trustee, each weekday that the Trustee is open, and for all other purposes hereunder each weekday on which banks are open in New York, New York.

“Cash Custodian” means any other Person from time to time engaged to provide custodian, security or related services to the Trust’s cash assets pursuant to authority delegated by the Sponsor.

“Certificate of Trust” means the Certificate of Trust of the Trust, including all amendments thereto, in the form attached hereto as Exhibit A, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

“CFTC” means the Commodity Futures Trading Commission.

“Code” means the Internal Revenue Code of 1986, as amended.

“Cold Vault Balance” means the substantial portion of the private keys associated with the Trust’s DOT kept by the DOT Custodian in “cold storage” or similarly secure technology.

“Commodity Exchange Act” means the U.S. Commodity Exchange Act of 1936, as amended.

“Conflicting Provisions” has the meaning assigned thereto in Section 13.2.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 251 Little Falls Drive, Wilmington, DE 19808.

“Covered Person” means the Sponsor, its shareholders, members, directors, officers, employees, its Affiliates and subsidiaries and their respective members, managers, directors, officers, employees, agents and controlling persons.

“Creation Basket” means a Basket issued by the Trust in exchange for the deposit of the Basket Deposit.

“Creation Order” has the meaning assigned thereto in Section 3.1(b)(i).

“Creation Settlement Date” means, with respect to any Creation Order, the Business Day following the Trade Date for such Creation Order.

“CTA” has the meaning assigned thereto in Section 13.13.

“Custody Account” means one or more accounts maintained by the DOT Custodian in the name of the Sponsor and of the Trust held for the safekeeping of the Trust’s DOT.

“Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time to time.

“DOT” means the native token of the Polkadot blockchain.

“DOT Counterparty” means a designated third party with whom the Sponsor has entered into an agreement on behalf of the Trust, that will, acting as a counterparty, deliver, receive or convert to U.S. dollars the DOT related to the Authorized Participant’s creation or redemption order.

“DOT Custodian” means any Person from time to time engaged to provide custodian, security or related services to the Trust’s DOT and cash assets pursuant to authority delegated by the Sponsor.

“DOT Custodian Fee” means the fee payable to the DOT Custodian for the services it provides to the Trust, which the Sponsor shall pay to the DOT Custodian as a Sponsor-paid Expense.

“DOT Holdings” means, at any time, the aggregate U.S. Dollar value of the Trust’s DOT less the Trust’s liabilities (including estimated accrued but unpaid fees and expenses), as calculated according to Section 8.4.

“DTC” means the Depository Trust Company.

“Exchange” means the Nasdaq Stock Market LLC.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Trading Day” means a day on which the Exchange is open.

“Expenses” has the meaning set forth in Section 5.4.

“FinCEN” means the Financial Crimes Enforcement Network, a bureau of the U.S. Department of Treasury.

“Fiscal Year” has the meaning set forth in Article IX hereof.

“GAAP” means U.S. generally accepted accounting principles.

“Incidental Rights” means rights to receive or acquire non-DOT virtual currency that may come into the possession of the Trust from time to time through airdrops, hardforks or otherwise. These rights are generally expected to arise without any action of the Trust or of the Sponsor on behalf of the Trust.

“Indemnified Persons” has the meaning assigned to such term in Section 5.4.

“IRS” means the U.S. Internal Revenue Service or any successor thereto.

“IR Virtual Currency” means virtual currency tokens, or other asset or right, acquired by the Trust through the exercise of any Incidental Rights.

“Liquidating Trustee” has the meaning assigned thereto in Section 12.2.

“Marketing Agent” means a Person from time to time engaged by the Sponsor to assist in the marketing of the Shares.

“Marketing Fee” means the fee payable to the Marketing Agent for services it provides to the Trust, which the Sponsor shall pay the Marketing Agent as a Sponsor-paid Expense.

“NAV” means net asset value.

“PA Procedures” has the meaning assigned thereto in Section 3.1(b).

“Percentage Interest” means a fraction, the numerator of which is the number of any Shareholder’s Shares and the denominator of which is the total number of Shares of the Trust outstanding as of the date of determination.

“Person” means any natural person and any partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

“Pricing Benchmark” means the performance of the FTSE Polkadot Index.

“Principal Market” means the DOT market determined by the Trust to be its principal market (or in the absence of a principal market the most advantageous market) in accordance with GAAP.

“Principal Market NAV” means the net asset value of the Trust determined on a GAAP basis.

“Principal Market NAV per Share” means the net asset value of the Trust determined on a GAAP basis divided by the number of outstanding Shares.

“Prospectus” means the prospectus filed with the SEC as part of a registration statement registering the Shares.

“Redemption Basket” means a Basket redeemed by the Trust in exchange for DOT (or an amount of cash equal to the value of such DOT) in an amount equal to the Basket Deposit.

“Redemption Order” has the meaning assigned thereto in Section 3.3(a)(i).

“Redemption Settlement Date” means, with respect to any Redemption Order, the second Business Day (or such earlier day as is industry practice for regular-way trading) following the Trade Date for such Redemption Order.

“Registration Statement” means a registration statement filed by the Trust with the SEC under the Securities Act or the Exchange Act with respect to Shares.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Shareholder” means any Person that owns Shares.

“Shares” means the common units of fractional undivided beneficial interest in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. Shares have no par value, unless otherwise determined by the Sponsor as provided herein. Shares may be owned by the Sponsor or a Shareholder.

“Sponsor” means 21Shares US LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

“Sponsor-paid Expense” and “Sponsor-paid Expenses” have the meaning set forth in Section 6.7(a)(v).

“Sponsor Fee” has the meaning set forth in Section 6.7(a)(i).

“Staking” means using, or permitting to be used, in any manner, directly or indirectly, through an agent or otherwise (including, for the avoidance of doubt, through a delegation of rights to any third party with respect to any portion of the Trust Estate, by making any portion of the Trust Estate available to any third party or by entering into any similar arrangement with a third party), any portion of the Trust Estate in a proof-of-stake validation protocol.

“Trade Date” means, for any subscription agreement, Creation Order or, if applicable, a Redemption Order, the Business Day on which the Basket Deposit with respect to such subscription agreement, Creation Order or Redemption Order is determined in accordance with the procedures set forth herein.

“Transfer Agent” means the Bank of New York Mellon, or any other Person from time to time engaged to provide such services or related services to the Trust pursuant to authority delegated by the Sponsor.

“Transfer Agent Fee” means the fee payable to the Transfer Agent for the services it provides to the Trust, which the Sponsor shall pay to the Transfer Agent as a Sponsor-paid Expense.

“Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

“Trust” means 21Shares Polkadot Staking ETF, a Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

“Trust Agreement” means this Fourth Amended and Restated Trust Agreement, as it may at any time or from time to time be amended.

“Trustee” means CSC Delaware Trust Company, its successors and assigns, or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means all of the DOT on deposit in the Custody Account and proceeds from the sale of DOT, as well as any other rights of the Trust pursuant to any agreements, other than this Trust Agreement, to which the Trust is a party.

“Trust Expenses” has the meaning set forth in Section 5.3.

“U.S. Dollar” means United States dollars.

Section 1.2 Name.

The name of the Trust is “21Shares Polkadot Staking ETF” in which name the Sponsor shall cause the Trust to carry out its purposes as set forth in Section 1.5 hereof, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust. Prior to the date hereof, the Sponsor directed the Trustee to execute and file with the Secretary of State a certificate of amendment to the Certificate of Trust to change the name of the Trust, and such certificate of amendment is hereby ratified and confirmed.

Section 1.3 Trustee; Offices.

(a) The sole Trustee of the Trust is CSC Delaware Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Shareholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address.

(b) The principal office of the Trust, and such additional offices as the Sponsor may establish, shall be located at such place or places inside or outside the State of Delaware as the Sponsor may designate from time to time in writing to the Trustee and the Shareholders. Initially, the principal office of the Trust shall be at c/o 21Shares US LLC, 158 W. 27th Street, New York, New York 10001.

Section 1.4 Declaration of Trust.

The Trust Estate shall be held in trust for the Shareholders. It is the intention of the parties hereto that the Trust shall be a statutory trust, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust that is treated as a grantor trust for U.S. federal income tax purposes and for purposes of applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Shareholders partners or members of a joint stock association. Effective as of the date hereof, the Trustee and the Sponsor shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Sponsor has previously directed the Trustee to file the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

Section 1.5 Purposes and Powers.

The purposes of the Trust shall be to accept subscriptions or Creation Orders for Shares in DOT or cash in accordance with Article III hereof, to distribute DOT or cash upon the Redemption Orders of Shares in accordance with Article III hereof, reflect rewards from staking a portion of the Trust’s DOT, to the extent the Sponsor in its sole discretion determines that the Trust may engage in Staking without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes, and to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing. The Trust shall not engage in any business activity and shall not acquire or own any assets other than DOT, cash or cash from the sale of DOT, pending use of such cash for payment of Additional Trust Expenses or distribution to the Shareholders, as provided in this Trust Agreement, or take any of the actions set forth in Section 1.11. Notwithstanding the preceding sentence, from time to time the Trust may receive Incidental Rights as a result of an airdrop or hard fork or similar method. The Trust shall have all of the powers specified in Section 2.1 hereof as powers which may be exercised by the Sponsor on behalf of the Trust under this Trust Agreement. Nothing in this Trust Agreement shall be construed to give the Trustee or the Sponsor the power to vary the investment of the Shareholders within the meaning of the Treasury Regulations, nor shall the Trustee or the Sponsor take any action that would vary the investment of the Shareholders.

Section 1.6 Assets of the Trust

The Trust shall not acquire or own any assets other than DOT, cash in connection with Creation Orders or Redemption Orders or cash from the sale of DOT pending use of such cash for payment of Additional Trust Expenses or distribution to the Shareholders, as provided in this Trust Agreement, or from time to time, Incidental Rights.

Section 1.7 Tax Treatment.

Unless the IRS determines otherwise in published guidance controlling as to the tax classification of the Trust or in a private letter ruling issued to the Trust or to the Sponsor on behalf of the Trust, the Trust shall be treated for U.S. federal income tax purposes, and for all applicable state and local tax purposes, as a grantor trust and the Shares shall qualify under applicable tax law as interests in a grantor trust which holds the Trust Estate. Each party agrees to use reasonable efforts to notify the other parties promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Shares with respect to the treatment of the Shares as anything other than interests in a grantor trust.

Section 1.8 Legal Title.

Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that if applicable law in any jurisdiction requires legal title to any portion of the Trust Estate to be vested otherwise, the Sponsor may cause legal title to such portion of the Trust Estate to be held by or in the name of the Sponsor or any other Person (other than a Shareholder or the Trustee) as nominee.

Section 1.9 Assets of the Trust.

The Trust Estate shall irrevocably belong to the Trust for all purposes, subject only to the rights of creditors of the Trust and shall be so recorded upon the books of account of the Trust.

Section 1.10 Liabilities of the Trust.

The Trust Estate shall be charged with the liabilities of the Trust and with all expenses, costs, charges and reserves attributable to the Trust. The Sponsor shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Shareholders.

Section 1.11 General Prohibitions.

The Trust shall not:

(a) Receive any property other than DOT upon the issuance of Shares;

(b) Hold any property other than DOT, Incidental Rights, IR Virtual Currency, or cash from the sale of DOT or interests in any liquidating trust or other vehicle formed to hold such interests pending distribution of such interests to the Shareholders;

(c) Hold any cash from the sale of DOT, Incidental Rights or IR Virtual Currency for more than thirty (30) Business Days prior to using such cash to pay Additional Trust Expenses and distributing any remaining cash to the Shareholders;

(d) Redeem the Shares other than (i) to satisfy a Redemption Order from an Authorized Participant, (ii) as provided in Section 6.8 or (iii) upon the dissolution of the Trust;

(e) Borrow money from or loan money to any Shareholder (including the Sponsor) or any other Person;

(f) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance on or with respect to the Trust Estate, except liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established;

(g) Commingle the Trust Estate with the assets of any other Person;

(h) Permit rebates to be received by the Sponsor or any Affiliate of the Sponsor, or permit the Sponsor or any Affiliate of the Sponsor to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(i) Enter into any contract with the Sponsor or an Affiliate of the Sponsor (A) that, except for selling agreements for the sale of Shares, has a term of more than one year and that does not provide that it may be cancelled by the Trust without penalty on sixty (60) days prior written notice or (B) for the provision of services, except at rates and terms at least as favorable as those that may be obtained from third parties in arm’s length negotiations;

(j) Cause the Trust to elect to be treated as an association taxable as a corporation for U.S. federal income tax purposes; or

(k) Take any action that would result in the Trust being treated other than as a grantor trust for U.S. federal tax purposes.

ARTICLE II

SHARES; CAPITAL CONTRIBUTIONS

Section 2.1 General.

The Sponsor shall have the power and authority, without action or approval by the Shareholders, to cause the Trust to issue Shares from time to time as it deems necessary or desirable and in the interest of the Trust. The number of Shares authorized shall be unlimited, and the Shares so authorized may be represented in part by fractional Shares, calculated to one one-hundred-millionth of one DOT (i.e., carried to the eighth decimal place). From time to time, the Sponsor may cause the Trust to divide or combine the Shares into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust Estate, or in any way affecting the rights, of the Shareholders, without action or approval by the Shareholders. The Trust shall issue Shares solely in exchange for contributions of DOT (or for no consideration if pursuant to a Share distribution or split-up) in accordance with the procedures set forth herein and in any applicable Authorized Participant Agreement. All Shares when so issued shall be fully paid and non-assessable. Every Shareholder, by virtue of having purchased or otherwise acquired a Share, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement and shall be a party to this Trust Agreement without any requirement to execute this Trust Agreement.

Section 2.2 Book-Entry-Only System.

Shares shall be held in book-entry form by the Transfer Agent. The Sponsor or its delegate shall direct the Transfer Agent to (i) credit or debit the number of Creation Baskets or Redemption Baskets to the account of the applicable Shareholder or Authorized Participant, as applicable and (ii) issue or cancel Creation Baskets or Redemption Baskets, as applicable, at the direction of the Sponsor or its delegate.

Section 2.3 Distributions.

(a) The Sponsor may, in its absolute discretion, cause the Trust to make distributions to the Shareholders from the Trust Estate at any time, including if required in order to preserve its status as a grantor trust for U.S. federal income tax purposes. If the Trust sells DOT, any cash remaining after the payment of any Additional Trust Expenses shall promptly be distributed to the Shareholders.

(b) All distributions on Shares shall be made pro rata to the Shareholders in proportion to their respective Percentage Interests at the date and time of record established for such distribution.

(c) Distributions may be made in-kind or in cash, as determined in the sole discretion of the Sponsor.

Section 2.4 Voting Rights.

Shareholders shall only have such rights as set forth in Article VII hereof. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Shareholders, each Shareholder shall be entitled to a proportionate vote based upon its Percentage Interest at such time.

Section 2.5 Equality.

All Shares shall represent an equal proportionate beneficial interest in the Trust Estate subject to the liabilities of the Trust, and each Share’s interest in the Trust Estate shall be equal to each other Share.

ARTICLE III

CREATIONS AND REDEMPTIONS

Section 3.1 Procedures for Creation and Issuance of Creation Baskets

(a) General. Shares may be created and issued directly by the Trust through Creation Orders (as described below) delivered by Authorized Participants.

(b) Creation and Issuance Through Authorized Participants. The following procedures, as supplemented by the more detailed procedures specified in the Exhibits, annexes, attachments and procedures, as applicable, to each Authorized Participant Agreement (the “PA Procedures”), which may be amended from time to time in accordance with the provisions of the relevant Authorized Participant Agreement (provided that any such amendment shall not constitute an amendment of this Trust Agreement), shall govern the Trust with respect to the creation and issuance of Creation Baskets. Subject to the limitations upon, and requirements for, issuance of Creation Baskets stated herein and in the PA Procedures, the number of Creation Baskets that may be issued by the Trust is unlimited.

(i) On any Business Day, an Authorized Participant may place an order for one or more Creation Baskets (each, a “Creation Order”) in the manner provided in the PA Procedures. Cash creation orders must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or at a time as determined by the Sponsor. The day on which an order is received by the Transfer Agent is considered the purchase order date.

(ii) The Sponsor or its delegate shall process Creation Orders only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect. The Sponsor or its delegate shall maintain and make available to any Shareholder at the Trust’s principal offices during normal business hours a current list of the Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(iii) The Trust shall create and issue Creation Baskets in exchange for deposit with the DOT Custodian on the applicable Creation Settlement Date of the applicable Aggregate Basket Deposit, the delivery of which may be facilitated by the DOT Counterparty as part of a cash-settled transaction with the relevant Authorized Participant.

(iv) The Sponsor or its delegate has final determination of all questions as to the calculation of the Aggregate Basket Deposit at any time.

(v) Deposits other than cash received from an Authorized Participant and DOT from the DOT Counterparty shall be rejected.

(vi) To effectuate a creation order, the Authorized Participant will be required to prefund with cash the Trust’s purchase of DOT in an amount set by the Sponsor. The Authorized Participant will be required to transfer the cash deposit amount associated with such creation order to the Trust’s account with the Cash Custodian. The Sponsor, on behalf of the Trust, will instruct a DOT Counterparty to purchase the amount of DOT equivalent in value to the cash deposit amount associated with the creation order, with such purchase transaction prearranged to be executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, taking into account any spread, commissions, or other trading costs on the date of the applicable Creation Order. The resulting DOT will be deposited in the Trust’s account with the DOT Custodian. Any slippage incurred (including, but not limited to, any trading fees, spreads, or commissions), on a cash equivalent basis, will be the responsibility of the Authorized Participant and not of the Trust or Sponsor. To the extent the execution price of the DOT acquired by the DOT Counterparty at settlement is less than the cash deposit amount, such cash difference will be remitted to the Authorized Participant. To the extent the execution price of the DOT acquired by the DOT Counterparty exceeds the cash deposit amount, such cash difference will be the responsibility of the Authorized Participant and not the Trust or Sponsor.

(vii) Determination of the Basket Deposit. Each Share issued in the initial offering of Shares will represent an amount of DOT as determined by the Sponsor. For each Creation Order thereafter, the total cash deposit amount required to create each Basket (“Basket Deposit”) is the amount of cash equivalent to the amount of DOT that is in the same proportion to the total assets of the Trust, net of accrued expenses and other liabilities, on the date the order to purchase is properly received, as the number of Shares to be created under the purchase order is in proportion to the total number of Shares outstanding on the date the order is received, plus a cash buffer set by the Sponsor. The Basket Deposit changes from day to day. On each day that the Exchange is open for regular trading, the Administrator adjusts the quantity of DOT represented by the Basket Deposit as appropriate to reflect accrued expenses and any loss of DOT that may occur. The computation is made by the Administrator as promptly as practicable after 4:00 p.m. ET. Each night, the Sponsor will publish the amount of DOT that is represented by each Basket Deposit.

(c) All questions as to the calculation of the Basket Deposit will be conclusively determined by the Sponsor and will be final and binding on all persons interested in the Trust. The Basket Deposit multiplied by the number of Baskets being created for any Creation Order is the “Aggregate Basket Deposit.”

(d) Rejection. The Sponsor or its designee has the absolute right, but does not have any obligation, to reject any purchase order or Basket Deposit if the Sponsor determines that:

(i) the purchase order or Basket Deposit is not in proper form;

(ii) it would not be in the best interest of the Shareholders of the Trust;

(iii) the acceptance of the purchase order or the Basket Deposit would have adverse tax consequences to the Trust or its Shareholders;

(iv) the acceptance or receipt of which would, in the opinion of counsel to the Sponsor, be unlawful; or

(v) circumstances outside the control of the Trust, the Sponsor, the Marketing Agent or the DOT Custodian make it, for all practical purposes, not feasible to process Creation Baskets (including if the Sponsor determines that the investments available to the Trust at that time will not enable it to meet its investment objective).

None of the Sponsor, the Transfer Agent or the DOT Custodian will be liable for the rejection of any purchase order or Basket Deposit.

(e) Conflict. In the event of any conflict between the procedures described in this Section 3.1 and the PA Procedures, the PA Procedures shall control.

Section 3.2 Alternate Procedures.

(a) Alternate Procedures. Notwithstanding any of the foregoing, the DOT Custodian may accept delivery of DOT by such other means as the Sponsor, from time to time, may determine to be acceptable for the Trust. The Sponsor or its delegates from time to time may, but shall have no obligation to, establish procedures with respect to subscription of Shares in lot sizes smaller than the Creation Basket and permitting the creation distribution to be delivered in a manner other than that specified in Section 3.1.

(b) Alternate Procedures If Successor Custodian Is Appointed. In addition, if a successor or alternative to the DOT Custodian shall be employed, the Trust and the Sponsor shall establish procedures acceptable to such successor with respect to the matters addressed in this Article III.

Section 3.3 Redemption of Redemption Baskets.

(a) General. Shares may be redeemed by the Trust only through Redemption Orders (as described below) delivered by Authorized Participants.

The following procedures, as supplemented by the PA Procedures, which may be amended from time to time in accordance with the provisions of the Authorized Participant Agreement (provided that any such amendment shall not constitute an amendment of this Trust Agreement), shall govern the Trust with respect to Redemption Orders.

(i) On any Business Day, an Authorized Participant may place an order to redeem Redemption Baskets (each, a “Redemption Order”) in the manner provided in the PA Procedures. Redemption orders must be placed by 12:00 p.m. ET, or the close of regular trading on the Exchange, or another time as determined by the Sponsor.

(ii) The Sponsor or its delegates shall process Redemption Orders only from Authorized Participants with respect to which an Authorized Participant Agreement is in full force and effect.

(iii) The Trust shall redeem Redemption Baskets only in exchange for deposit with the Transfer Agent on the Redemption Settlement Date Shares equal to the total number of Baskets indicated in the Redemption Order.

(iv) To effectuate a redemption order via a cash transaction, the Authorized Participant will be required to prefund a cash amount determined by the Sponsor to the Trust’s account with the Transfer Agent no later than 2:00 pm ET on the sell order date or at another time as determined by the Sponsor. Upon receipt of the required cash indicated in the redemption order, the Sponsor, on behalf of the Trust, will instruct the DOT Counterparty to convert this DOT into cash by effectuating a DOT sale executed, in the Sponsor’s reasonable efforts, at the Pricing Benchmark price used by the Trust to calculate NAV, and deposit the cash proceeds of such sale in the Trust’s account with the Cash Custodian for settlement with the Authorized Participant (taking into account any spread, commission, or other trading costs).

(v) The redemption distribution from the Trust is delivered to the DOT Counterparty on the redemption distribution date if the Trust’s Depository Trust Company (“DTC”) account has been credited with the Baskets to be redeemed. Once the Sponsor determines that the Shares have been received in the Trust’s DTC account, the Sponsor authorizes the DOT Custodian to transfer the redemption DOT amount from the Trust’s DOT Custodian account to the DOT Counterparty for conversion to cash to be distributed to the Authorized Participant upon settlement.

(vi) Upon receipt of the redemption distribution of DOT by the DOT Counterparty, the DOT Counterparty, as a counterparty to the Trust, shall convert the DOT associated with the redemption order to cash for settlement with the Trust. Under most circumstances, this transfer of DOT will be made from the Trust’s Cold Vault Balance with the DOT Custodian, although in some circumstances, DOT may be transferred from outside of cold storage.

(vii) The Sponsor or its delegate has final determination of all questions as to the determination of the Aggregate Basket Deposit at any time.

(viii) The Aggregate Basket Deposit shall only be delivered to the Trust’s account at the Cash Custodian or a cash account at the DOT Custodian.

(ix) The Aggregate Basket Deposit shall be subject to the deduction of any applicable tax or other governmental charges that may be due.

(b) Rejection.

(i) The Sponsor or its delegate shall reject a Redemption Order if (1) the Redemption Order is not in proper form; (2) the fulfillment of the Redemption Order, in the opinion of its counsel, might be unlawful; (3) the acceptance of the Redemption Order would have adverse tax consequences to the Trust or its Shareholders; or (4) it would not be in the best interest of the Shareholders of the Trust.

(ii) The redemption of Baskets may be suspended generally, or refused with respect to a particular Redemption Order, during any period when the transfer books of the Transfer Agent are closed or if circumstances outside the control of the Sponsor or its delegate make it for all practicable purposes not feasible to process Redemption Orders. None of the Sponsor, its delegates or the DOT Custodian shall be liable for the suspension or rejection of any Redemption Order.

(c) Conflict. In the event of any conflict between the procedures described in this Section 3.3 and the PA Procedures, the PA Procedures shall control.

Section 3.4 Other Redemption Procedures.

The Sponsor or its delegates from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Shares in lot sizes smaller than a Redemption Basket and permitting the redemption distribution to be delivered in a manner other than that specified herein.

ARTICLE IV

TRANSFERS OF SHARES

Section 4.1 Transfer of Shares.

Any transfer of Shares must comply with the provisions of this Article IV. Any act or transaction that does not comply with this Article IV shall be deemed void ab initio and not be binding or recognized by the Trust (regardless of whether the Sponsor shall have knowledge of such act or transaction) unless approved in writing by the Sponsor in its sole discretion.

Subject to the provisions of this Article IV, Shares shall be transferable on the books of the Trust only by the record holder thereof or by his or her duly authorized agent upon delivery to the Sponsor or the Trust’s Transfer Agent or similar agent of a duly executed instrument of transfer, together with a Share certificate if one is outstanding, and such evidence of the genuineness of each such execution and authorization and of such other matters as may be required by the Sponsor. Upon such delivery, and subject to any further requirements specified by the Sponsor, the transfer shall be recorded on the books of the Trust. Until a transfer is so recorded, the Shareholder of record of Shares shall be deemed to be the Shareholder with respect to such Shares for all purposes hereunder and neither the Sponsor nor the Trust, nor the Transfer Agent or any similar agent or registrar or any officer, employee or agent of the Trust, shall be affected by any notice of a proposed transfer. The record books of the Trust as kept by the Trust, or any transfer or similar agent, as the case may be, will be conclusive as to the identity of the Shareholders and as to the number of Shares held from time to time by each.

ARTICLE V

THE TRUSTEE

Section 5.1 Term; Resignation; Removal; Successor Trustee.

(a) CSC Delaware Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Sponsor. The Trustee shall serve until such time as the Trust is terminated or if the Sponsor removes the Trustee or the Trustee resigns. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware and shall at all times satisfy the requirements of Section 3807(a) of the Delaware Trust Statute and be authorized to exercise corporate trust powers under the laws of Delaware, having a combined capital, surplus and undivided profits of at least $50,000,000 and subject to supervision or examination by federal or state authorities. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Article V the combined capital, surplus and undivided profits of the Trustee shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Section 5.1, the Trustee shall resign promptly in the manner and with the effect specified in this Article V. The Trustee may have normal banking and trust relationships with the Sponsor and their respective affiliates; provided that none of (i) the Sponsor, (ii) any Person involved in the organization or operation of the Sponsor or the Trust or (iii) any Affiliate of any of them may be the Trustee hereunder. The Trust shall have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Sponsor and shall have no obligation to supervise or monitor the Sponsor or otherwise manage the Trust and no such duties shall be implied. To the extent, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust or the Sponsor, it is hereby understood and agreed by the parties hereto that such duties and liabilities are replaced by the duties and liabilities of the Trustee expressly set forth in this Trust Agreement.

(b) The Trustee is permitted to resign upon at least thirty (30) days’ written notice to the Sponsor upon which date such resignation shall be effective. If no successor Trustee shall have accepted such appointment within forty five (45) days after the giving of such notice of resignation, the Trustee at the expense of the Trust may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c) If at any time the Trustee shall cease to be eligible to serve as trustee of the Trust in accordance with the provisions of this Trust Agreement, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Sponsor may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and the successor trustee. The Sponsor may at any time, upon thirty (30) days’ prior notice to the Trustee, remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by the Sponsor or its attorney-in-fact duly authorized, one complete set of which instruments shall be delivered to the Trustee so removed and one complete set to the successor so appointed.

(d) Any resignation or removal of the Trustee and appointment of a successor Trustee cannot become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Sponsor and any fees, expenses and indemnities due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor will become fully vested with the rights, powers, duties and obligations of the outgoing Trustee under the Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations herein. The successor trustee shall file any necessary amendments to the Certificate of Trust as required under the Delaware Trust Statute.

(e) If the Trustee resigns and no successor trustee is appointed within 180 days after the date the Trustee issues its notice of resignation, the Sponsor will terminate and liquidate the Trust and distribute its remaining assets.

Section 5.2 Powers.

The duty and authority to manage the affairs of the Trust is vested in the Sponsor, which duty and authority the Sponsor may further delegate as provided herein pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware and (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute. The Trustee shall provide prompt notice to the Sponsor of its performance of any of the foregoing. The Sponsor shall reasonably keep the Trustee informed of any actions taken by the Sponsor with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

Section 5.3 Compensation and Expenses of the Trustee.

The Trustee shall be entitled to receive from the Sponsor, as a Sponsor-paid Expense, reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Sponsor for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel, any experts and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder (together, the “Trust Expenses”). To the extent that the Sponsor fails to pay the Trust Expenses, the Trust will be responsible for such Trust Expenses. The Trustee may consult with counsel (who may be counsel for the Sponsor or for the Trustee). The reasonable legal fees incurred in connection with such consultation shall be reimbursed to the Trustee pursuant to this Section, provided that no such fees shall be payable to the extent that they are incurred as a result of the Trustee’s gross negligence, bad faith or willful misconduct. The Trustee may earn compensation in the form of short-term interest (“float”) on items like uncashed distribution checks (from the date issued until the date cashed), funds that the Trustee is directed not to invest, deposits awaiting investment direction or received too late to be invested overnight in previously directed investments. All fees, expenses and indemnities paid to the Trustee shall be paid in U.S. Dollars.

Section 5.4 Indemnification.

(a) The Trust hereby agrees to be primary obligor and shall indemnify, defend and hold harmless the Trustee (including in its individual capacity) and any of the officers, affiliates, directors, employees and agents of the Trustee (the “Indemnified Persons”) from and against any and all losses, damages, liabilities (including liabilities under any state or federal securities laws), claims, actions, suits, costs, expenses, disbursements (including for each Indemnified Person the reasonable fees and expenses of counsel and fees and expenses (including legal fees and expenses) incurred in connection with enforcement of its indemnification rights hereunder), taxes and penalties of any kind and nature whatsoever (collectively, “Expenses”), to the extent that such Expenses arise out of or are imposed upon or asserted at any time against such Indemnified Persons with respect to the performance of this Trust Agreement, the creation, operation or termination of the Trust or the transactions contemplated hereby; provided, however, that the Trust shall not be required to indemnify any Indemnified Person for any Expenses which are adjudicated by a court of competent jurisdiction to be a direct result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Person within sixty (60) days of a request for payment owed hereunder, the Sponsor shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Person as if it were the primary obligor hereunder; provided, however, that the Sponsor shall not be required to indemnify any Indemnified Person for any Expenses which are adjudicated by a court of competent jurisdiction to be a direct result of the willful misconduct, bad faith or gross negligence of an Indemnified Person. To the fullest extent permitted by law, Expenses to be incurred by an Indemnified Person shall, from time to time, be advanced by, or on behalf of, the Sponsor prior to the final disposition of any matter upon receipt by the Sponsor of an undertaking by, or on behalf of, such Indemnified Person to repay such amount if it shall be determined by a court of competent jurisdiction that the Indemnified Person is not entitled to be indemnified under this Trust Agreement.

(b) As security for any amounts owing to the Trustee hereunder, the Trustee shall have a lien against the Trust property, which lien shall be prior to the rights of the Sponsor, or any other Shareholder.

(c) The obligations of the Sponsor and the Trust to indemnify the Indemnified Persons under this Section 5.4 shall survive the termination of this Trust Agreement and resignation or removal of the Trustee.

Section 5.5 Successor Trustee.

Upon the resignation or removal of the Trustee, the Sponsor shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. The successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement. Any business entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, to the fullest extent permitted by law without the execution or filing of any paper or any further act on the part of any of the parties hereto.

Section 5.6 Liability of Trustee.

Except as otherwise provided in this Article V, in accepting the trust created hereby, CSC Delaware Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof.

The Trustee will not be liable for the acts or omissions of the Sponsor, nor will the Trustee be liable for supervising or monitoring the performance and the duties and obligations of the Sponsor or the Trust under the Trust Agreement. The Trustee will not be personally liable under any circumstances, except for its own willful misconduct, bad faith or gross negligence. In particular, but not by way of limitation:

(a) the Trustee will not be personally liable for any error of judgment made in good faith by an officer or employee of the Trustee;

(b) no provision of this Trust Agreement will require the Trustee to expend or risk its personal funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder, if the Trustee shall have reasonable grounds for believing that the payment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(c) under no circumstances will the Trustee be personally liable for any representation, warranty, covenant, agreement, or indebtedness of the Trust;

(d) the Trustee will not be personally responsible or liable for or in respect of the validity or sufficiency of the Trust Agreement or for the due execution hereof by the Sponsor;

(e) the Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, enforceability, collectability, location, existence, value or validity of the Trust Estate;

(f) the Trustee has not prepared or verified, and shall not be responsible or liable for, any information, disclosure or other statement in the Trust’s offering documents or in any other document issued or delivered in connection with the sale or transfer of the Shares;

(g) the Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Sponsor or the Liquidating Trustee;

(h) the Trustee shall have no duty or obligation to supervise the performance of any obligations of the Trust, the Sponsor, the DOT Custodian or their respective delegates or any other Person, and shall have no liability for any acts or omissions of the Sponsor, the Administrator, the Liquidating Trustee, any Authorized Participant or any other Person;

(i) the Trustee will incur no liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper reasonably believed by it to be genuine and reasonably believed by it to be signed by the proper party or parties. The Trustee may accept a certified copy of a resolution of any governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by an authorized officer of the Sponsor or any other corresponding directing party, as to such fact or matter, and such certificate will constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon;

(j) the Trustee, at the expense of the Trust (i) may act directly or through agents or attorneys pursuant to agreements entered into with any of them, and the Trustee will not be liable for the conduct or misconduct of such agents or attorneys, custodians or nominees if such agents or attorneys, custodians or nominees will have been selected by the Trustee in good faith and with due care and (ii) may consult with counsel, accountants and other skilled persons to be selected by it in good faith and with due care and employed by it, and it will not be liable for anything done, suffered or omitted in good faith by it in accordance with the advice or opinion of any such counsel, accountants or other skilled persons;

(k) except in accepting the Trust hereunder, the Trustee will act solely as a trustee under the Trust Agreement and not in its individual capacity, and all persons having any claim against the Trustee by reason of the transactions contemplated by the Trust Agreement will look only to the Trust’s property for payment or satisfaction thereof;

(l) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Sponsor unless the Sponsor has advanced any necessary costs and offered to CSC Delaware Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by CSC Delaware Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

(m) notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of, or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge becoming payable by the Trustee under the laws of any jurisdiction or any political subdivision thereof other than the State of Delaware or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware;

(n) to the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other Person, the Trustee, acting under this Trust Agreement, shall not be liable to the Trust, the Shareholders or any other Person for its good faith reliance on the provisions of this Trust Agreement, and the provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee;

(o) whenever the Trustee is unable to decide between alternative courses of action permitted or required by the terms of this Trust Agreement or any other document to which the Trust is a party or is unsure as to how to proceed, the Trustee may request and rely on written direction from the Sponsor and shall be fully protected in relying upon such instruction from the Sponsor without any liability therefor;

(p) the Trustee shall not be required to take any action hereunder if the Trustee shall have reasonably determined or been advised by counsel that such action is likely to result in liability on the part of the Trustee or is contrary to the terms hereof or of any document to which the Trust is a party or is otherwise contrary to law;

(q) the permissive right of the Trustee to perform any discretionary act or exercise any privilege enumerated shall not be construed as a duty;

(r) prior to taking or refraining from taking any action upon direction or request, the Trustee shall be entitled to request, receive, rely upon and act in accordance with, officer’s certificates or opinions of counsel provided at the expense of the party requesting the Trustee to take such action or inaction;

(s) the Trustee shall have no (i) duty or obligation to manage, make any payment with respect to, register, record, sell, dispose of, or otherwise deal with the Trust Estate, or (ii) responsibility for the preparation, correctness, accuracy, existence, or filing of any financing or continuation statement in any public office at any time or the validity, existence, perfection or maintenance of the perfection of any security interest or lien granted to the Trust, nor shall the Trustee have any responsibility to monitor the performance of any assets, or to prepare or file any tax, qualification to do business, license, commission or other securities law filing, or other regulatory filing or report for the Trust;

(t) the Trustee shall not be obligated to give any bond or other security for the performance of its duties hereunder;

(u) the Trustee will not be liable for punitive, exemplary, consequential, special or other similar damages, including without limitation, lost profits, under any circumstances;

(v) the Trustee shall have no duty or obligation to manage, control, use, sell, dispose of or otherwise deal with the Trust Estate, to prepare or file any document or report (including any securities or tax filings or reports, any financing or continuation statements, qualification to do business, licensing, commission filing or other filing for the Trust), or to otherwise perfect or maintain the perfection of any security interest or lien, or otherwise to take or refrain from taking any action under or in connection with this Trust Agreement except as expressly required by the terms of this Trust Agreement, and the right of the Trustee to perform any discretionary act enumerated in this Trust Agreement or in any related document shall not be construed as a duty, and no implied duties (including fiduciary duties) or obligations shall be read into this Trust Agreement or any related agreement against the Trustee; and

(w) in no event shall the Trustee be liable for forces beyond its control including strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes, epidemics or pandemics, or acts of God and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services.

Section 5.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting or not acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to any such document; provided, however, that the Trustee shall have examined any certificates and opinions so as to reasonably determine compliance of such certificates and opinions with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that such resolution is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed in this Trust Agreement, the Trustee may for all purposes hereof rely on a certificate, signed by the president, any vice president, the treasurer or any other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

Section 5.8 Payments to the Trustee.

Any amounts paid to the Trustee pursuant to this Article V shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.

ARTICLE VI

THE SPONSOR

Section 6.1 Management of the Trust.

Pursuant to Section 3806(b)(1) of the Delaware Trust Statute, the Trust shall be managed by the Sponsor in accordance with this Trust Agreement. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Sponsor may delegate, as provided herein, the duty and authority to manage the Trust. Any determination as to what is in the interests of the Trust made by the Sponsor in good faith shall be conclusive and binding on all Shareholders and all other persons or entities having an interest in the Trust. In construing the provisions of this Trust Agreement, the presumption shall be in favor of a grant of power to the Sponsor. The enumeration of any specific power in this Trust Agreement shall not be construed as limiting the aforesaid power.

Section 6.2 Authority of Sponsor.

In addition to, and not in limitation of, any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Sponsor shall have, and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes of the Trust, which powers and rights shall include, without limitation, the following:

(a) To enter into, execute, accept, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments incidental to the Trust’s purposes, including, but not limited to, contracts with third parties to provide various services, it being understood that any document or instrument so executed or accepted by the Sponsor in the Sponsor’s name shall be deemed executed and accepted on behalf of the Trust by the Sponsor; provided, however, that such services may be performed by an Affiliate or Affiliates of the Sponsor so long as the Sponsor has made a good faith determination that: (A) the Affiliate that it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed by the Affiliate); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust;

(b) To cause legal title to any Trust property to be held by or in the name of the Sponsor, or to have any contract entered into in the name of the Sponsor, on such terms as the Sponsor may determine, with the same effect as if such property were held in the name of the Trust or such contract were entered into in the name of the Trust;

(c) To establish, maintain, deposit into, and sign checks and/or otherwise draw upon, accounts on behalf of the Trust with appropriate custodial, storage, banking or other institutions;

(d) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(e) To supervise the preparation of any offering materials for the Trust (including but not limited to offering memoranda and prospectuses) and supplements and amendments thereto;

(f) To pay or authorize the payment of distributions to the Shareholders and expenses of the Trust;

(g) To prepare, or cause to be prepared, and file, or cause to be filed, an application to enable the Shares to be traded on any listing exchange or over-the-counter quotation or listing platform as determined by the Sponsor in its sole discretion and to take any other action and execute and deliver any certificates or documents that may be necessary to effectuate such listing;

(h) To administer a staking program with associated policies and procedures on behalf of the Trust, to the extent the Sponsor in its sole discretion determines that the Trust may do so without undue legal or regulatory risk, such as, without limitation, the risk of jeopardizing the Trust’s ability to qualify as a grantor trust for U.S. federal income tax purposes;

(i) To appoint one or more custodians or other security vendors as the Sponsor deems necessary in its sole discretion, including itself or any Affiliate, to provide for custodian, security services or to determine not to appoint any custodian or other security vendors, and to otherwise take any action with respect to the DOT Custodian or any custodians or other security vendors to safeguard the Trust Estate;

(j) In the sole and absolute discretion of the Sponsor, to admit an Affiliate or Affiliates of the Sponsor as additional Sponsors;

(k) Delegate those of its duties hereunder as it shall determine from time to time to one or more service providers, and add any additional service providers, including but not limited to any sub-adviser, administrator, transfer agent, custodian(s), index provider, Authorized Participants, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s) if needed and as applicable;

(l) Perform such other services as the Sponsor believes that the Trust may from time to time require;

(m) The Sponsor has the right, in its sole discretion, to determine what action to take in connection with the Trust’s entitlement to or ownership of Incidental Rights or any IR Virtual Currency, and the Trust may take any lawful action necessary or desirable in connection with the Trust’s ownership of Incidental Rights, including the acquisition of IR Virtual Currency, as determined by the Sponsor in the Sponsor’s sole discretion, unless such action would adversely affect the status of the Trust as a grantor trust for U.S. federal income tax purposes or otherwise be prohibited by this Trust Agreement, it being understood that the actions which the Sponsor may, in its sole discretion, determine the Trust shall take include:

(i) Arranging for the sale of Incidental Rights and/or IR Virtual Currency and distributing the cash proceeds (net of expenses and any applicable withholding taxes) to DTC to be distributed to Shareholders,

(ii) Using Incidental Rights and/or IR Virtual Currency in-kind to DTC,

(iii) Using Incidental Rights and/or IR Virtual Currency to pay the Sponsor Fee and/or additional Trust expenses not assumed by the Sponsor, or

(iv) Electing not to acquire, claim, or obtain, and permanently and irrevocably abandoning, Incidental Rights or IR Virtual Currency for no consideration.

(v) Without limiting the generality of the foregoing, in the event of a hard fork of the Polkadot network, the Sponsor may, in reasonable good faith, determine which peer-to-peer network, among a group of incompatible forks of the Polkadot network, is generally accepted as the Polkadot network and should therefore be considered the appropriate network for the Trust’s purposes;

(n) In general, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any objective or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant to, or growing out of or connected with, the aforesaid purposes, objects or powers.

In addition, and without limiting the foregoing, the Sponsor will have full power and authority, in its sole discretion, without seeking the approval of the Trustee or the Shareholders (a) to establish and designate and to change in any manner and to fix such preferences, voting powers, rights, duties and privileges of the Trust as the Sponsor may from time to time determine, (b) to divide the beneficial interest in the Trust into an unlimited amount of shares, with or without par value, as the Sponsor will determine, (c) to issue shares without limitation as to number (including fractional shares), to such persons and for such amount of consideration, subject to any restriction set forth in the Trust Agreement, if any, at such time or times and on such terms as the Sponsor may deem appropriate, (d) to divide or combine the shares into a greater or lesser number without thereby materially changing the proportionate beneficial interest of the shares in the assets held, and (e) to take such other action with respect to the shares as the Sponsor may deem desirable.

The Sponsor may make such rules as it considers appropriate for the issuance of share certificates, transfer of Shares and similar matters.

Section 6.3 Obligations of the Sponsor.

Any fiduciary duties that would otherwise be imposed on the Sponsor under the Delaware Trust Statute, at law or in equity are hereby eliminated and replaced entirely by the terms of this Trust Agreement. The Sponsor shall, where applicable:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to carry out the purposes of the Trust, as set forth in Section 1.5, for the benefit of the Shareholders;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of the Trust;

(d) Employ attorneys to represent the Trust;

(e) Select the Trust’s Trustee, administrator, transfer agent, custodian(s), index provider, marketing agent(s), insurer(s) and any other service provider(s) and cause the Trust to enter into contracts with such service provider(s);

(f) Use its best efforts to maintain the status of the Trust as a grantor trust for U.S. federal income tax purposes, including making such elections, filing such tax returns, and preparing, disseminating and filing such tax reports, as it is advised by its counsel or accountants are from time to time required by any statute, rule or regulation of the United States, any State or political subdivision thereof, or other jurisdiction having taxing authority in respect of the Trust or its administration. The expense of accountants employed to prepare such tax returns and tax reports will be an expense of the Trust;

(g) Develop a marketing plan for the Trust on an ongoing basis and prepare marketing materials regarding the Trust;

(h) Maintain the Trust’s website;

(i) Enter into an Authorized Participant Agreement with each Authorized Participant and discharge the duties and responsibilities of the Trust and the Sponsor thereunder;

(j) Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted purchase orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

(k) In connection with purchase orders, receive directly or through its delegates the amount of DOT in a Basket;

(l) In connection with purchase orders, after accepting a purchase order and receiving the corresponding amount of DOT, either directly or through its delegates, direct the Trust’s Transfer Agent to credit the Baskets to fill the Authorized Participant’s purchase order;

(m) Receive directly or through its delegates from Authorized Participants and process or cause its delegates to process properly submitted redemption orders, as will be described in the Trust Agreement and in the Authorized Participant Agreement;

(n) In connection with redemption orders, after receiving a redemption order specifying the number of Baskets that the Authorized Participant wishes to redeem and after the Transfer Agent’s DTC account has been credited with the Baskets to be redeemed, directly or through its delegates transfer to the redeeming Authorized Participant the quantity of cash attributable to the Shares redeemed;

(o) Assist in the preparation and filing of reports and proxy statements (if any) to the Shareholders, the periodic updating of the Registration Statement and Prospectus and other reports and documents for the Trust required to be filed by the Trust with the SEC and other governmental bodies;

(p) Perform such other services as the Sponsor believes the Trust may from time to time require; and

(q) In general, to carry out any other business in connection with or incidental to any of the foregoing powers, to do everything necessary, suitable or proper for the accomplishment of any purpose or the attainment of any object or the furtherance of any power herein set forth, either alone or in association with others, and to do every other act or thing incidental or appurtenant or growing out of or connected with the aforesaid business or purposes, objects or powers.

The foregoing clauses of Section 6.2 and this Section 6.3 shall be construed both as objects and powers, and the foregoing enumeration of specific powers shall not be held to limit or restrict in any manner the general powers of the Sponsor. Any action by the Sponsor hereunder shall be deemed an action on behalf of the Trust, and not an action in an individual capacity.

Section 6.4 Liability of Covered Persons.

A Covered Person shall have no liability to the Trust, any Shareholder or any other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith or willful misconduct of such Covered Person. Subject to the foregoing, neither the Sponsor nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Shareholder or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Sponsor or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any delegatee selected by the Sponsor with reasonable care.

The Sponsor will not be liable to the Trust, the Shareholders or to any other person for its good faith reliance on the provisions of the Trust Agreement or the Prospectus.

Section 6.5 Fiduciary Duty.

(a) To the extent that, at law or in equity, the Sponsor has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Shareholders or any other Person, (i) all fiduciary duties are hereby eliminated and replaced entirely by the terms of this Trust Agreement and (ii) the Sponsor acting under this Trust Agreement shall not be liable to the Trust, the Shareholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they otherwise restrict or eliminate the duties and liabilities of the Sponsor otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Sponsor. To the fullest extent permitted by law, no Person other than the Sponsor shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust, the Shareholders or any other Person.

(b) Unless otherwise expressly provided herein:

(i) whenever a conflict of interest exists or arises between the Sponsor or any of its Affiliates, on the one hand, and the Trust, any Shareholder or any other Person, on the other hand; or

(ii) whenever this Trust Agreement or any other agreement contemplated herein provides that the Sponsor shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Shareholder or any other Person, the Sponsor shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Sponsor, the resolution, action or terms so made, taken or provided by the Sponsor shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Sponsor at law or in equity or otherwise.

(c) The Sponsor and any Affiliate of the Sponsor may engage in or possess an interest in profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Sponsor. If the Sponsor acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Sponsor shall not be liable to the Trust or to the Shareholders for breach of any fiduciary or other duty by reason of the fact that the Sponsor pursues or acquires for, or directs such opportunity to, another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Shareholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the purposes of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Sponsor may engage or be interested in any financial or other transaction with the Trust, the Shareholders or any Affiliate of the Trust or the Shareholders.

(d) To the fullest extent permitted by law and notwithstanding any other provision of this Trust Agreement or in any agreement contemplated herein or applicable provisions of law or equity or otherwise, whenever in this Trust Agreement a Person is permitted or required to make a decision (a) in its “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Person shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Trust, the Shareholders or any other Person, or (b) in its “good faith” or under another express standard, the Person shall act under such express standard and shall not be subject to any other or different standard. The term “good faith” as used in this Trust Agreement shall mean subjective good faith as such term is understood and interpreted under Delaware law.

Section 6.6 Indemnification of the Sponsor.

(a) The Sponsor and any Covered Person shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims arising out of or in connection with the performance of its obligations under the Trust Agreement or any actions taken in accordance with the provisions of the Trust Agreement, provided that (i) the Sponsor was acting on behalf of, or performing services for, the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Sponsor and (ii) any such indemnification will be recoverable only from the Trust Estate. Any amounts payable to a Covered Person under the Trust Agreement may be payable in advance or will be secured by a lien on the Trust. The Sponsor will not be under any obligation to appear in, prosecute or defend any legal action that in its opinion may involve it in any expense or liability; provided, however, that the Sponsor may, in its discretion, undertake any action that it may deem necessary or desirable in respect of the Trust Agreement and the rights and duties of the parties hereto and the interests of the Shareholders and, in such event, the legal expenses and costs of any such action will be expenses and costs of the Trust and the Sponsor will be entitled to be reimbursed therefor by the Trust.

(b) All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation of existence of the Sponsor, or the withdrawal, adjudication of bankruptcy or insolvency of the Sponsor, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the United States Code by or against the Sponsor.

(c) Notwithstanding the provisions of Section 6.6(a) above, the Sponsor, any Authorized Participant and any other Person acting as a broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(d) The Trust shall not incur the cost of that portion of any insurance that insures any party against any liability, the indemnification of which is herein prohibited.

(e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Sponsor shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding if (i) the legal action relates to the performance of duties or services by the Sponsor on behalf of the Trust; and (ii) the Sponsor undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 6.6.

(f) The term “Sponsor” as used only in this Section 6.6 shall include, in addition to the Sponsor, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Sponsor’s authority as set forth in this Trust Agreement.

(g) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Shareholder’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Shareholder (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

Section 6.7 Expenses and Limitations Thereon.

(a) Sponsor Fee.

(i) The Trust shall pay to the Sponsor a fee (the “Sponsor Fee”), payable in DOT, which shall accrue daily in U.S. Dollars at an annual rate equal to a percentage, to be determined by the Sponsor, of the DOT Holdings of the Trust as of 4:00 p.m. Eastern Time on each day, provided that for a day that is not a Business Day, the calculation shall be based on the Pricing Benchmark from the most recent Business Day. The amount of DOT payable in respect of each daily U.S. Dollar accrual shall be determined by reference to the same Pricing Benchmark used to determine such accrual. The Sponsor Fee is payable to the Sponsor at least quarterly in arrears.

(ii) To cause the Trust to pay the Sponsor Fee, the Sponsor shall instruct the DOT Custodian to withdraw from the Custody Account the number of DOT equal to the accrued but unpaid Sponsor Fee and transfer such DOT to an account maintained by the DOT Custodian for the Sponsor at such times as the Sponsor determines in its absolute discretion.

(iii) After the payment of the Sponsor Fee to the Sponsor, the Sponsor may elect to convert the Sponsor Fee into U.S. Dollars. The Shareholders acknowledge that the rate at which the Sponsor converts such DOT to U.S. Dollars may differ from the rate at which the Sponsor Fee was initially converted into DOT. The Trust shall not be responsible for any fees and expenses incurred by the Sponsor to convert DOT received in payment of the Sponsor Fee into U.S. Dollars.

(iv) As partial consideration for receipt of the Sponsor Fee, the Sponsor shall assume and pay all fees and other expenses incurred by the Trust in the ordinary course of its affairs, excluding taxes, but including (i) the Marketing Fee; (ii) the Administrator Fee, if any; (iii) the DOT Custodian Fee; (iv) the Transfer Agent Fee; (v) the Trustee fee; (vi) the fees and expenses related to any future listing, trading or quotation of the Shares on any listing exchange or quotation system (including legal, marketing and audit fees and expenses); (vii) ordinary course legal fees and expenses that are not litigation-related, up to $100,000 per annum; (viii) audit fees; (ix) regulatory fees, including if applicable any fees relating to the registration of the Shares under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”); (x) printing and mailing costs; (xi) costs of maintaining the Sponsor’s website; and (xii) applicable license fees (each, a “Sponsor-paid Expense” and together, the “Sponsor-paid Expenses”), provided that any expense that qualifies as an Additional Trust Expense will be deemed to be an Additional Trust Expense and not a Sponsor-paid Expense. In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense.

(v) In addition, as partial consideration for arranging for Staking, the Sponsor shall be entitled to such additional compensation from the Trust or another third party as set forth in the Sponsor Agreement.

(b) Additional Trust Expenses.

(i) The Trust may incur certain extraordinary, non-recurring expenses that are not Sponsor-paid Expenses, including, but not limited to, taxes and governmental charges, expenses and costs of any extraordinary services performed by the Sponsor (or any other service provider) on behalf of the Trust to protect the Trust or the interests of Shareholders, any indemnification of the DOT Custodian, Administrator or other agents, service providers or counterparties of the Trust, the fees and expenses related to the initial listing of Shares on the Exchange, and extraordinary legal fees and expenses, including any legal fees and expenses incurred in connection with litigation, regulatory enforcement or investigation matters (collectively, “Additional Trust Expenses”). In the Sponsor’s sole discretion, all or any portion of a Sponsor-paid Expense may be redesignated as an Additional Trust Expense, if, among other reasons, the Sponsor determines that a Sponsor-paid Expense is an extraordinary, non-recurring expense of the Trust.

(c) The Sponsor or its delegates shall direct the DOT Custodian to withdraw DOT as needed from the Custody Account to pay the Sponsor Fees (as well as the Additional Trust Expenses, if any).

(d) The Sponsor or any Affiliate of the Sponsor may be reimbursed only for the actual cost to the Sponsor or such Affiliate of any expenses that it advances on behalf of the Trust for payment of which the Trust is responsible. In addition, payment to the Sponsor or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the Sponsor (or an Affiliate of the Sponsor) of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Sponsor’s “overhead,” is prohibited.

Section 6.8 Voluntary Withdrawal of the Sponsor.

The Sponsor may withdraw voluntarily as the Sponsor of the Trust only upon one hundred and twenty (120) days’ prior written notice to all Shareholders and the Trustee. Following receipt of such notice and if the withdrawing Sponsor is the last remaining Sponsor, Shareholders holding Shares equal to at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its Affiliates) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Sponsor who shall carry on the business of the Trust. In the event of its withdrawal, the Sponsor shall be entitled to a redemption of its Shares for a number of DOT determined by dividing the number of DOT owned by the Trust at such time (reduced by the number of whole and fractional DOT constituting accrued but unpaid fees and expenses of the Trust at such time) by the number of Shares outstanding at such time (calculated to one one-hundred-millionth of one DOT) and multiplying the quotient obtained by the number of Shares to be redeemed. If the Sponsor withdraws and a successor Sponsor is named, the withdrawing Sponsor shall pay all expenses as a result of its withdrawal.

Section 6.9 Litigation.

The Sponsor is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Sponsor shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Trust Agreement) of the Sponsor.

Section 6.10 Ownership of Sponsor; Insolvency of Sponsor.

(a) To the fullest extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Sponsor with another corporation or other entity, the reorganization of the Sponsor into or with any other corporation or other entity, the transfer of all the equity interests of the Sponsor, the assumption of the rights, duties and liabilities of the Sponsor by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Sponsor’s Shares. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 6.8.

(b) The Sponsor shall not cease to be a sponsor of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

ARTICLE VII

SHAREHOLDERS

Section 7.1 No Management or Control by Shareholders; Limited Liability; Exercise of Rights through an Authorized Participant.

The Shareholders shall not participate in the management or control of the Trust nor shall they enter into any transaction on behalf of the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Sponsor. Except as provided in Section 7.3, no Shareholder shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of such Percentage Interest of the Trust Estate. Except as provided in Section 7.3 hereof, each Share owned by a Shareholder shall be fully paid and no assessment shall be made against any Shareholder. No salary shall be paid to any Shareholder in his capacity as a Shareholder, nor shall any Shareholder have a drawing account or earn interest on its Percentage Interest of the Trust Estate. By the purchase and acceptance or other lawful delivery and acceptance of Shares, each Shareholder shall be a beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Shares owned beneficially by such Shareholder, subject to the terms and conditions of this Trust Agreement.

Section 7.2 Rights and Duties.

The Shareholders shall have the following rights, powers, privileges, duties and liabilities:

(a) All Shareholders shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(b) Shareholders shall have the right to demand a redemption of their Shares only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor as provided in Section 12.2. In no event shall a Shareholder be entitled to demand or receive property other than cash upon the dissolution and winding up of the Trust. No Shareholder shall have priority over any other Shareholder as to distributions. A Shareholder shall not have any right to bring an action for partition against the Trust. Shareholders shall not be entitled to any appraisal rights or similar rights of objecting Shareholders.

(c) Shareholders holding Shares representing at least a majority (over 50%) of the Shares (not including Shares held by the Sponsor and its Affiliates) may vote to appoint a successor Sponsor as provided in Section 6.8 or to continue the Trust as provided in Section 12.1(a)(xi). Except as set forth in this Section 7.2(c), Shareholders shall have no voting rights with respect to the Trust. For the avoidance of doubt, if the Sponsor is a Shareholder, the provisions of this Article VII shall not limit the rights of the Sponsor in its role as Sponsor.

Section 7.3 Limitation of Liability.

(a) Except as provided in Section 6.6(g) and as otherwise provided under Delaware law, Shareholders shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of Delaware and no Shareholder shall be liable for claims against or debts of the Trust in excess of such Shareholder’s Percentage Interest of the Trust Estate, except in the case of a Shareholder that is an Authorized Participant, in the event that the liability is founded upon misstatements or omissions contained in such Shareholder’s Authorized Participant Agreement. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Shareholder with respect to amounts distributed to such Shareholder or amounts received by such Shareholder upon redemption of such Shareholder’s Shares unless, under Delaware law, such Shareholders are liable to repay such amount.

(b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the Trust Estate, each Shareholder against any claims of liability asserted against such Shareholder solely because he is a beneficial owner of one or more Shares as a Shareholder.

Section 7.4 Derivative Actions.

In addition to the requirements set forth in Section 3816 of the Delaware Trust Statute, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a) The Shareholder or Shareholders must make a pre-suit demand upon the Sponsor to bring the subject action unless an effort to cause the Sponsor to bring such an action is not likely to succeed. For purposes of this Section 7.4(a), a demand on the Sponsor shall only be deemed not likely to succeed and therefore excused if the Sponsor has a personal financial interest in the transaction at issue, and the Sponsor shall not be deemed interested in a transaction or otherwise disqualified from ruling on the merits of a Shareholder demand by virtue of the fact that the Sponsor receives remuneration for his or her service as the Sponsor of the Trust or as a sponsor or director of one or more trusts that are under common management with or otherwise affiliated with the Trust;

(b) Two or more Shareholders who are eligible to bring such derivative action under the Delaware Trust Statute and who (i) are not Affiliates of one another and (ii) collectively hold at least 10% of the outstanding Shares shall join in the request for the Sponsor to commence such action unless a demand is not required under paragraph (a) of this Section 7.4 and shall join in the bringing or maintaining of such action, suit or other proceeding unless a demand is not required under paragraph (a) of this Section 7.4;

(c) Unless a demand is not required under paragraph (a) of this Section 7.4, the Sponsor must be afforded a reasonable amount of time to consider such Shareholder request and to investigate the basis of such claim. The Sponsor shall be entitled to retain counsel or other advisors in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisor in the event the Sponsor determines not to take action; and

(d) Any decision by the Sponsor to bring, maintain, or compromise (or not to bring, maintain, or compromise) such court action, proceeding or claim, or to submit the matter to a vote of Shareholders, shall be made by the Sponsor in good faith and shall be binding upon the Shareholders.

In addition to all suits, claims or other actions (collectively, “claims”) that under applicable law must be brought as derivative claims, each Shareholder agrees that any claim that affects all Shareholders of the Trust proportionately based on their number of Shares in the Trust must be brought as a derivative claim subject to this Section 7.4 irrespective of whether such claim involves a violation of the Shareholder’s rights under this Trust Agreement or any other alleged violation of contractual or individual rights that might otherwise give rise to a direct claim (and regardless, in each case, of whether such claims sound in tort, fraud or otherwise, or are based on common law, statutory, equitable, legal or other grounds). Notwithstanding the foregoing, however, if a provision of this Section 7.4 is found to violate the U.S. federal securities laws, including the Investment Company Act of 1940, as amended (the “1940 Act”), then such provision shall not apply to any claims asserted under such U.S. federal securities law.

Section 7.5 Appointment of Agents.

(a) By the purchase and acceptance or other lawful delivery, acceptance or holding of the Shares, the Shareholders shall be deemed to agree that the Sponsor may cause the Trust to appoint an agent to act on their behalf in connection with any distribution of Incidental Rights and/or IR Virtual Currency if the Sponsor has determined in good faith that such appointment is reasonably necessary or in the best interests of the Trust and the Shareholders in order to facilitate the distribution of any Incidental Rights and/or IR Virtual Currency. For the avoidance of doubt, the Sponsor may cause the Trust to appoint the Sponsor or any of its Affiliates to act in such capacity. Any Person appointed as agent of the Shareholders pursuant to this Section 7.5 shall receive an in-kind distribution of Incidental Rights and/or IR Virtual Currency on behalf of the Shareholders of record with respect to such distribution and following receipt of any such distribution, shall determine, in such Person’s sole discretion and without any direction from the Trust or the Sponsor (in its capacity as Sponsor of the Trust), whether and when to sell the distributed Incidental Rights and/or IR Virtual Currency on behalf of the record date Shareholders.

(b) Any agent appointed pursuant to Section 7.5(a) shall not receive any compensation in connection with its role as agent. The foregoing notwithstanding, any such agent shall be entitled to receive from any distribution of Incidental Rights and/or IR Virtual Currency, Incidental Rights and/or IR Virtual Currency with an aggregate fair market value equal to the amount of administrative and other reasonable expenses incurred by such agent in connection with such in-kind distribution of Incidental Rights and/or IR Virtual Currency, including expenses incurred by such agent in connection with any post-distribution sale of such Incidental Rights and/or IR Virtual Currency.

Section 7.6 Business of Shareholders.

Except as otherwise specifically provided herein, any of the Shareholders and any shareholder, officer, director, employee or other Person holding a legal or beneficial interest in an entity that is a Shareholder, may engage in or possess an interest in business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the affairs of the Trust, shall not be deemed wrongful or improper.

Section 7.7 Authorization of Offering Materials.

Each Shareholder (or any permitted assignee thereof) hereby agrees that the Trust and the Sponsor are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in, or contemplated by, the offering materials on behalf of the Trust without any further act, approval or vote of the Shareholders, notwithstanding any other provision of this Trust Agreement, or as otherwise would have been permissible under the Delaware Trust Statute or any applicable law, rule or regulation.

ARTICLE VIII

BOOKS OF ACCOUNT AND REPORTS

Section 8.1 Books of Account.

Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Sponsor in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust as are required by the applicable law and regulations and as are usually entered into books of account kept by trusts. The books of account shall be kept at the principal office of the Trust and no Shareholder shall have any right to inspect any account, book, or document of the Trust that is not publicly available, except as conferred by the Sponsor. Such books of account shall be kept, and the Trust shall report its profits and losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article IX.

Section 8.2 Quarterly Updates, Annual Updates and Account Statements.

The Sponsor shall prepare and distribute or publish, as required, such reports (periodic or otherwise) as required by applicable rules and regulations.

Section 8.3 Tax Information.

Appropriate tax information (adequate to enable each Shareholder to complete and file its U.S. federal tax return) shall be delivered by the Sponsor on behalf of the Trust as required by applicable law as soon as practicable following the end of each Fiscal Year but, to the extent possible, no later than April 1 or as otherwise required by applicable laws and regulations. All such information shall be prepared, and all of the Trust’s tax filings shall be filed, in a manner consistent with the treatment of the Trust as a grantor trust. The Trust shall comply with all U.S. federal withholding requirements applicable to the Trust with respect to distributions to, or receipts of amounts on behalf of, Shareholders that the Sponsor reasonably believes are applicable under the Code. The consent of Shareholders shall not be required for such withholding.

Section 8.4 Calculation of NAV and NAV per Share.

The Sponsor or its delegate shall calculate and publish the Trust’s DOT Holdings each Exchange Trading Day as promptly as practicable after 4:00 pm Eastern Time. In order to calculate the DOT Holdings, the Sponsor shall:

1. Multiply the value of the Pricing Benchmark by the aggregate number of DOT owned by the Trust as of 4:00 p.m., Eastern Time, on the immediately preceding day.

2. Add the U.S. Dollar value of DOT, as calculated using the Pricing Benchmark, receivable under pending Creation Orders, if any, determined by multiplying the number of the Creation Baskets represented by such Creation Orders by the Basket Deposit and then multiplying such product by the Pricing Benchmark.

3. Subtract the U.S. Dollar value of the DOT, as calculated using the Pricing Benchmark, constituting the Sponsor Fee, determined by multiplying the number of such DOT by the Pricing Benchmark.

4. Subtract the Additional Trust Expenses, if any.

5. Subtract the U.S. Dollar value of the DOT to be distributed under pending Redemption Orders, determined by multiplying the number of Redemption Baskets represented by such Redemption Orders by the Basket Deposit and then multiplying such product by the Pricing Benchmark.

In the event that the Sponsor determines that the methodology used to determine the Pricing Benchmark is not an appropriate basis for valuation of the Trust’s DOT, the Sponsor shall use an alternative methodology as determined in the Sponsor’s sole discretion.

Section 8.5 Calculation of Principal Market NAV and Principal Market NAV per Share.

In addition to calculating NAV and NAV per Share, for purposes of the Trust’s financial statements, the Sponsor or its delegate shall calculate the Principal Market NAV and Principal Market NAV per Share on each valuation date for such financial statements. The determination of the Principal Market NAV and Principal Market NAV per Share shall be identical to the calculation of NAV and NAV per Share, respectively, except that the value of DOT is determined using the fair value of DOT based on the price in the DOT market on the Principal Market as of 4:00 p.m., Eastern Time, on the valuation date, rather than using the Pricing Benchmark.

The Trust shall adopt a valuation policy, which provides for the procedure for valuing the Trust’s assets. The policy shall also set forth the procedures to determine the Principal Market for purposes of determining the Principal Market NAV and Principal Market NAV per Share in accordance with Financial Accounting Standards Board Accounting Standards Codification 820-10.

The Sponsor on behalf of the Trust will determine in its sole discretion the valuation sources and policies used to prepare the Trust’s financial statements in accordance with GAAP.

Section 8.6 Maintenance of Records.

The Sponsor shall maintain for a period of at least seven Fiscal Years (a) all books of account required by Section 8.1 hereof; (b) a copy of the Certificate of Trust and all certificates of amendment thereto; (c) copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; (d) copies of any effective written Trust Agreements, Authorized Participant Agreements, including any amendments thereto; and (e) any financial statements of the Trust. The Sponsor may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format as the Sponsor may determine in its sole discretion, provided that the Sponsor shall use reasonable care to prevent the loss or destruction of such records. If there is a conflict between this Section 8.6 and the rules and regulations of any applicable regulatory authority or listing or quotation entity with respect to the maintenance of records, the records shall be maintained pursuant to the rules and regulations of such applicable regulatory authority or listing or quotation entity.

ARTICLE IX

FISCAL YEAR

Section 9.1 Fiscal Year.

The fiscal year of the Trust for financial accounting purposes (the “Fiscal Year”) ends March 31 of each year. The Sponsor may select an alternate fiscal year if it deems it to be in the interest of the Trust.

ARTICLE X

AMENDMENT OF TRUST AGREEMENT; MEETINGS

Section 10.1 Amendments to the Trust Agreement.

(a) Except as specifically provided herein, the Sponsor, in its sole discretion and without Shareholder consent, may amend or otherwise supplement this Trust Agreement by making an amendment, an agreement supplemental hereto, or an amended and restated trust agreement. Any such restatement, amendment and/or supplement hereto shall be effective on such date as designated by Sponsor in its sole discretion; provided that the Sponsor shall not be permitted to make any such amendment, or otherwise supplement this Trust Agreement, if such amendment or supplement would permit the Sponsor, the Trustee or any other Person to vary the investment of the Shareholders or would otherwise adversely affect the status of the Trust as a grantor for U.S. federal income tax purposes.

(b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change. At the expense and direction of the Sponsor, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Sponsor.

(c) To the fullest extent permitted by law, no provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

(d) No amendment affecting the rights or duties of the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing. No amendment shall be made to this Trust Agreement without the consent of the Trustee if the Trustee reasonably believes that such amendment adversely affects any of its rights, duties, indemnities or liabilities. The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Sponsor, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

Section 10.2 Meetings of the Trust.

Meetings of the Shareholders may be called by the Sponsor. The Sponsor shall provide written notice to all Shareholders thereof of the meeting and the purpose of the meeting, which shall be held on a date not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting. Shareholders may vote in person or by proxy at any such meeting.

Section 10.3 Action Without a Meeting.

Any action required or permitted to be taken by Shareholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Shareholder to any action of the Trust or any Shareholder, as contemplated by this Trust Agreement, is solicited by the Sponsor, the solicitation shall be effected by notice to each Shareholder given in the manner provided in Section 13.5 hereto. The vote or consent of each Shareholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Shareholder, unless the Shareholder expresses written objection to the vote or consent by notice given in the manner provided in Section 13.5 and actually received by the Trust within twenty (20) days after the notice of solicitation is sent. The Covered Persons dealing with the Trust shall be entitled to act in reliance on any vote or consent that is deemed cast or granted pursuant to this Section 10.3 and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Shareholders shall not be void or voidable by reason of any communication made by or on behalf of all or any of such Shareholders in any manner other than as expressly provided in Section 13.5 hereto.

ARTICLE XI

TERM

Section 11.1 Term.

The term for which the Trust is to exist shall be perpetual, unless terminated pursuant to the provisions of Article XII hereof or as otherwise provided by law.

ARTICLE XII

TERMINATION

Section 12.1 Events Requiring Dissolution of the Trust.

(a) The Trust shall dissolve at any time upon the happening of any of the following events:

(i) Shares are delisted from the Exchange and are not approved for listing on another national securities exchange within five business days of their delisting;

(ii) 180 days have elapsed since the Trustee notified the Sponsor of the Trustee’s election to resign or since the Sponsor removed the Trustee, and a successor trustee has not been appointed and accepted its appointment;

(iii) the SEC determines that the Trust is an investment company under the 1940 Act, and the Sponsor has made the determination that termination of the Trust is advisable;

(iv) the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act, and the Sponsor has made the determination that termination of the Trust is advisable;

(v) the Trust is determined to be a “money service business” under the regulations promulgated by FinCEN under the authority of the US Bank Secrecy Act and is required to comply with certain FinCEN regulations thereunder or is determined to be a “money transmitter” (or equivalent designation) under the laws of any state in which the Trust operates and is required to seek licensing or otherwise comply with state licensing requirements, and the Sponsor has made the determination that termination of the Trust is advisable;

(vi) a United States regulator requires the Trust to shut down or forces the Trust to liquidate its DOT;

(vii) any ongoing event exists that either prevents the Trust from making or makes impractical the Trust’s reasonable efforts to make a fair determination of the price of DOT for purposes of determining the NAV of the Trust;

(viii) the Sponsor determines that the aggregate net assets of the Trust in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust;

(ix) the Trust fails to qualify for treatment, or ceases to be treated, as a “grantor trust” under the Code or any comparable provision of the laws of any State or other jurisdiction where that treatment is sought, and the Sponsor determines that, because of that tax treatment or change in tax treatment, termination of the Trust is advisable;

(x) 60 days have elapsed since DTC or another depository has ceased to act as depository with respect to the Shares, and the Sponsor has not identified another depository that is willing to act in such capacity;

(xi) the Shareholders elect to terminate the Trust after the Sponsor is conclusively deemed to have resigned effective immediately as a result of the Sponsor being adjudged bankrupt or insolvent, or a receiver of the Sponsor or of its property being appointed, or a trustee or liquidator or any public officer taking charge or control of the Sponsor or of its property or affairs for the purpose of rehabilitation, conservation or liquidation and a successor sponsor has not been appointed; or

(xii) the Sponsor elects to terminate the Trust after the Trustee, Administrator or the DOT Custodian (or any successor trustee, administrator or custodian) resigns or otherwise ceases to be the trustee, administrator or custodian of the Trust, as applicable, and no replacement trustee, administrator and/or custodian acceptable to the Sponsor is engaged.

In respect of termination events that rely on Sponsor determinations to terminate the Trust (e.g., if the SEC determines that the Trust is an investment company under the 1940 Act; the CFTC determines that the Trust is a commodity pool under the Commodity Exchange Act; the Trust is determined to be a money transmitter under the regulations promulgated by FinCEN; the Trust fails to qualify for treatment, or ceases to be treated, as a grantor trust for U.S. federal income tax purposes; or, following a resignation by a trustee or custodian, the Sponsor determines that no replacement is acceptable to it), the Sponsor may consider, without limitation, the profitability to the Sponsor and other service providers of the operation of the Trust, any obstacles or costs relating to the operation or regulatory compliance of the Trust relating to the determination’s triggering event, and the ability to market the Trust to investors. To the extent that the Sponsor determines to continue operation of the Trust following a determination’s triggering event, the Trust will be required to alter its operations to comply with the triggering event. In the instance of a determination that the Trust is an investment company, the Trust and Sponsor would have to comply with the regulations and disclosure and reporting requirements applicable to investment companies and investment advisers. In the instance of a determination that the Trust is a commodity pool, the Trust and the Sponsor would have to comply with regulations and disclosure and reporting requirements applicable to commodity pools and commodity pool operators or commodity trading advisers. In the event that the Trust is determined to be a money transmitter, the Trust and the Sponsor will have to comply with applicable federal and state registration and regulatory requirements for money transmitters and/or money service businesses. In the event that the Trust ceases to qualify for treatment as a grantor trust for U.S. federal income tax purposes, the Trust will be required to alter its disclosure and tax reporting procedures and may no longer be able to operate or to rely on pass-through tax treatment. In each such case and in the case of the Sponsor’s determination as to whether a potential successor trustee or custodian is acceptable to it, the Sponsor will not be liable to anyone for its determination of whether to continue or to terminate the Trust.

(b) The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Shareholder shall not result in the termination of the Trust, and such Shareholder, his estate, custodian or personal representative shall have no right to a redemption of such Shareholder’s Shares. Each Shareholder (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive, the furnishing of any inventory, accounting or appraisal of the Trust Estate and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article VIII hereof relating to the books of account and reports of the Trust.

Section 12.2 Distributions on Dissolution.

Upon the dissolution of the Trust, the Sponsor (or in the event there is no Sponsor, such person (the “Liquidating Trustee”) as the majority in interest of the Shareholders may propose and approve and who agrees to serve hereunder) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Sponsor under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the affairs of the Trust shall be wound up and all assets owned by the Trust shall be liquidated as promptly as is consistent with obtaining the fair value thereof by the Sponsor or the Liquidating Trustee, as applicable, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Shareholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Shareholders, and (b) to the Shareholders pro rata in accordance with their respective Percentage Interests.

Section 12.3 Termination; Certificate of Cancellation.

Following the dissolution and windup of the Trust by the Sponsor or the Liquidating Trustee, as applicable, including distribution of the assets of the Trust, the Trust shall terminate and the Sponsor or the Liquidating Trustee, as the case may be, shall instruct in writing the Trustee to execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute at the expense of the Sponsor or the Liquidating Trustee, as the case may be. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation. Upon the termination of the Trust, the Sponsor will be discharged from all obligations under the Trust Agreement except for certain obligations that survive termination of the Trust Agreement.

Section 12.4 Notice.

The Sponsor will notify Shareholders at least 30 days before the date for termination of the Trust Agreement.

ARTICLE XIII

MISCELLANEOUS

Section 13.1 Governing Law.

The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that (other than with respect to the Trustee) causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section 13.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Sponsor, the Shareholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts that relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Sponsor set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, but subject to Sections 1.5 and 1.6, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. Subject to Sections 1.5 and 1.7, the Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 13.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Sponsor shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute, the Securities Act or other applicable U.S. federal or state laws or the rules and regulations of any applicable regulatory authority or listing or quotation entity, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Sponsor shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. The Sponsor shall not be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

Section 13.3 Merger and Consolidation.

Subject to the provisions of Section 1.5, the Sponsor may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Shares of the Trust to be converted into beneficial interests in another statutory trust (or series thereof); or (iii) the Shares of the Trust to be exchanged for shares in another trust or company under or pursuant to any U.S. state or federal statute to the extent permitted by law. For the avoidance of doubt, subject to the provisions of Section 1.5, the Sponsor, with written notice to the Shareholders, may approve and effect any of the transactions contemplated under (i), (ii) and (iii) above without any vote or other action of the Shareholders.

Section 13.4 Construction.

In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

Section 13.5 Notices.

All notices or communications under this Trust Agreement (other than notices of pledge or encumbrance of Shares, and reports and notices by the Sponsor to the Shareholders) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, including by electronic mail or other forms of electronic communication, by facsimile or by overnight courier, and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Notices of pledge or encumbrance of Shares shall be effective upon timely receipt by the Sponsor in writing.

All notices that are required to be provided to the Trustee shall be sent to:

CSC Delaware Trust Company

Attention: Corporate Trust Administration

251 Little Falls Drive

Wilmington, DE 19808

All notices to the Trust shall be sent to:

21SHARES POLKADOT STAKING ETF

c/o 21Shares US LLC, as Sponsor

158 W. 27th Street

New York, New York 10001

Attn: legal@21shares.com

All notices to the Sponsor shall be sent to:

21Shares US LLC

158 W. 27th Street

New York, New York 10001

Attn: legal@21shares.com

Section 13.6 Counterparts, Electronic Signatures.

This Trust Agreement may be executed in several counterparts, and all so executed (including those by facsimile or other electronic means) shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart. This Trust Agreement, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, shall be treated in all manner and respects as an original agreement and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person.

Section 13.7 Binding Nature of Trust Agreement.

The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Shareholders. For purposes of determining the rights of any Shareholder or assignee hereunder, the Trust and the Sponsor may rely upon the Trust records as to who are Shareholders and permitted assignees, and all Shareholders and assignees agree that the Trust and the Sponsor, in determining such rights, shall rely on such records and that Shareholders and their assignees shall be bound by such determination.

Section 13.8 No Legal Title to Trust Estate.

Subject to the provisions of Section 1.8 in the case of the Sponsor, the Shareholders shall not have legal title to any part of the Trust Estate.

Section 13.9 Creditors.

No creditors of any Shareholder shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to, the Trust Estate.

Section 13.10 Integration.

This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 13.11 Goodwill ; Use of Name.

No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to 21Shares US LLC.

Section 13.12 Jurisdiction; Venue; Waiver of Jury Trial.

EACH OF THE PARTIES HERETO HEREBY AGREES TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF DELAWARE, AND THE FEDERAL COURTS LOCATED WITHIN THE STATE OF DELAWARE, PROVIDED, HOWEVER, THAT CAUSES OF ACTION FOR VIOLATIONS OF U.S. FEDERAL OR STATE SECURITIES LAWS SHALL NOT BE GOVERNED BY THIS SECTION 13.12. EACH OF THE PARTIES HERETO HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS, AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE BETWEEN THE PARTIES HERETO ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP BETWEEN ANY OF THEM IN CONNECTION WITH THIS TRUST AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. INSTEAD, ANY SUCH DISPUTE RESOLVED IN COURT WILL BE RESOLVED IN A BENCH TRIAL WITHOUT A JURY. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 13.12 SHALL NOT APPLY TO SUITS BROUGHT TO ENFORCE ANY LIABILITY OR DUTY CREATED BY THE EXCHANGE ACT, OR ANY OTHER CLAIM FOR WHICH THE FEDERAL COURTS OF THE UNITED STATES HAVE EXCLUSIVE JURISDICTION.

Section 13.13 Corporate Transparency Act.

The Corporate Transparency Act (31 U.S.C. § 5336) and its implementing regulations (collectively, the “CTA”), may require the Trust to file reports with the U.S. Financial Crimes Enforcement Network. It shall be the Sponsor’s duty, and not the Trustee’s duty, to prepare such filings, cause the Trust to make such filings, and to cause the Trust to comply with its obligations under the CTA, if any.

[Remainder of page left blank]

IN WITNESS WHEREOF, the undersigned have duly executed this Fourth Amended and Restated Trust Agreement as of the day and year first above written.

CSC DELAWARE TRUST COMPANY, as Trustee

By:	/s/ James Grier
Name: James Grier
Title: Associate Director

21Shares US LLC, as Sponsor of 21Shares Polkadot Staking ETF

By:	/s/ Duncan Moir
Name: Duncan Moir
Title: President

[Signature Page to the Fourth Amended and Restated Trust Agreement]

EXHIBIT A

FORM OF CERTIFICATE OF TRUST

A-1